Exhibit 7.01

JOINT FILING AGREEMENT

This Agreement is made this 19th day of March, 2012, by and among each of the undersigned.

WHEREAS, each of the undersigned is required to file Schedule 13D and amendments thereto with respect to ownership of securities in Ambow Education Holding Limited;

NOW, THEREFORE, the undersigned agree to file only one Schedule 13D reflecting their combined beneficial ownership of securities in Ambow Education Holding Limited, and each of the undersigned hereby designates and appoints the other as his attorney-in-fact with full power of substitution for each of them, each acting singly, to sign, file and make any further amendments to such Schedule 13D.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

Baring Private Equity Asia V Holding (4) Limited

By:	/s/ Rajindar Singh

Name: Rajindar Singh

Title: Director

Campus Holdings Limited

By:	/s/ Rajindar Singh

Name: Rajindar Singh

Title: Director

The Baring Asia Private Equity Fund V, L.P.

By: Baring Private Equity Asia GP V, L.P. acting as its general partner

By: Baring Private Equity Asia GP V Limited acting as its general partner

By:	/s/ Christian Wang

Name: Christian Wang

Title: Director

The Baring Asia Private Equity Fund V Co-Investment L.P.

By: Baring Private Equity Asia GP V, L.P. acting as its general partner

By: Baring Private Equity Asia GP V Limited acting as its general partner

By:	/s/ Christian Wang

Name: Christian Wang

Title: Director

Baring Private Equity Asia GP V, L.P.

By:	/s/ Christian Wang

Name: Christian Wang

Title: Director

Baring Private Equity Asia GP V Limited

By:	/s/ Ramesh Awatersing

Name: Ramesh Awatersing

Title: Director

/s/ Jean Eric Salata
Jean Eric Salata